UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2005
POLYMEDICA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-19842	04-3033368

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

11 State Street, Woburn, Massachusetts	01801

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 933-2020
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement
     On August 5, 2005, PolyMedica Corporation (the “Company”) entered into an Equity Purchase Agreement with National Diabetic Pharmacies, Inc., a Virginia corporation (“NDP”), and National Pharmacies Group, Inc., a Delaware corporation (“NPG”), pursuant to which the Company agreed to purchase all of the outstanding equity interests of NDP from NPG (the “Transaction”). The Transaction is expected to close in early September of 2005 and is subject to customary closing conditions, including regulatory approval pursuant to the Hart-Scott-Rodino Antitrust Improvements Act.
     The consideration to be paid by the Company in the Transaction, which was determined as a result of arms’-length negotiations, consists of cash in the amount of approximately $55,000,000. The purchase price is subject to adjustment after the closing date based on the adjusted net working capital of NDP as of the closing date. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01.  Financial Statements and Exhibits.
     (c)     Exhibits

Exhibit
No.	Description
99.1	Press Release, dated August 5, 2005, of PolyMedica Corporation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDICA CORPORATION
Date: August 5, 2005	By: /s/ Devin J. Anderson
Devin J. Anderson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release, dated August 5, 2005, of PolyMedica Corporation.